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Exhibit 23.1

         CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-65365 and No. 333-68488) of National Equipment Services, Inc. and its subsidiaries of our report dated April 15, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois
April 15, 2002

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  Exhibit 23.1